Exhibit 23.1


             Consent of Windham Brannon, P.C., Independent Auditors


We consent to the inclusion of our report dated March 15, 2004 with respect to the Statements of Assets Acquired and Liabilities Assumed as of December 31, 2002 and 2001 and the Historical Statement of Revenues and Cost of Revenues for the years then ended of Kimberly-Clark's Wound Care Product Line (acquired by Derma Sciences, Inc.) in this current report on Form 8-K of Derma Sciences, Inc. and to the incorporation by reference of our report in the following registration statements:

     Form S-3 (Registration Statement No. 333-45983) and related Prospectus of Derma Sciences, Inc. for the registration of 750,000 shares of its common stock;

     Form S-3 (Registration Statement No. 333-72107) and related Prospectus of Derma Sciences, Inc. for the registration of 6,375,012 shares of its common stock;

     Form S-3 (Registration Statement No. 333-96707) and related Prospectus of Derma Sciences, Inc. for the registration of 1,300,000 shares of its common stock; and

     Form S-3 (Registration Statement No. 106117) and related Prospectus of Derma Sciences, Inc. for the registration of 2,700,000 shares of its common stock.


                                                /s/   Windham Brannon, P.C.,


Atlanta, Georgia
March 19, 2004